Exhibit 99.3

TE CONNECTIVITY LTD.

CONSOLIDATED NET SALES (UNAUDITED)

	For the Quarters Ended									For the Years Ended
	December 26,	September 26,	June 27,	March 28,	December 27,	September 27,	June 28,	March 29,	December 28,	September 26,	September 27,
Segment and Industry End Market	2014	2014	2014	2014	2013	2013	2013	2013	2012	2014	2013
	(in millions)
Net Sales:
Transportation Solutions:
Automotive	$1,227	$1,228	$1,297	$1,293	$1,193	$1,158	$1,186	$1,152	$1,075	$5,011	$4,571
Commercial Transportation	206	212	239	229	199	192	204	184	145	879	725
Sensors	179	53	50	49	48	48	48	49	44	200	189
Total	1,612	1,493	1,586	1,571	1,440	1,398	1,438	1,385	1,264	6,090	5,485
Industrial Solutions:
Industrial Equipment	311	363	349	330	322	349	335	305	295	1,364	1,284
Aerospace, Defense, Oil, and Gas	292	327	292	273	248	261	260	260	238	1,140	1,019
Energy	181	211	208	186	193	208	208	194	187	798	797
Total	784	901	849	789	763	818	803	759	720	3,302	3,100
Communications Solutions:
Data and Devices	361	425	411	383	422	444	434	438	474	1,641	1,790
Appliances	158	168	177	160	152	162	162	153	141	657	618
Subsea Communications	134	85	52	61	85	103	104	82	108	283	397
Total	653	678	640	604	659	709	700	673	723	2,581	2,805
Total	$3,049	$3,072	$3,075	$2,964	$2,862	$2,925	$2,941	$2,817	$2,707	$11,973	$11,390